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                              ARTHUR ANDERSEN LLP

                                                                Exhibit 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 6, 1995 related to Acuity Imaging, Inc. and to all references to our Firm included in or made a part of this Registration Statement.

                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 17, 1997